Exhibit 99.1

Porter Bancorp, Inc. Holds Annual Meeting

Shareholders Elect Seven Directors

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 18, 2011--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that shareholders elected seven directors and approved a non-binding advisory vote on the compensation of the company’s executives at its annual meeting of shareholders.

In comments at the meeting, Maria L. Bouvette, President and CEO of Porter Bancorp, Inc., said, “Porter Bancorp’s core business remains solid and is backed by a strong capital base; however, we expect our earnings will be challenged by our high level of non-performing assets and the continued softness in real estate markets, including lower market values and soft demand for residential and commercial real estate. Our primary focus for 2011 is to reduce the level of non-performing assets and to preserve our strong capital base. We expect these measures to contribute to improved profitability in the future.”

At the meeting, shareholders elected the following as directors to serve for a one-year term:

  Maria L. Bouvette – President and Chief Executive Officer of Porter Bancorp, Inc.
  David L. Hawkins – CPA, Farmer and Private Investor
  W. Glenn Hogan – Founder, President and Chief Executive Officer of Hogan Real Estate
  Sidney L. Monroe – Retired Certified Public Accountant
  J. Chester Porter – Chairman of the Board and General Counsel of Porter Bancorp, Inc.
  Stephen A. Williams – President and Chief Executive Officer of Norton Healthcare
  W. Kirk Wycoff – Managing Member of Patriot Financial Partners, L.P.

Shareholders also approved a non-binding advisory vote on the compensation of the company’s executives.

About Porter Bancorp, Inc.

Porter Bancorp, Inc., a bank holding company headquartered in Louisville, Kentucky, had $1.7 billion in assets as of March 31, 2011. Through Porter’s subsidiary PBI Bank, it operates 18 full service banking offices in Kentucky. Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

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CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, 502-499-4800
President and CEO